Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

24th consecutive year of revenue growth; FY 2025 Delivered Double-Digit Revenue, Earnings, and Cash Flow Growth
ATLANTA, GEORGIA, February 11, 2026: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported financial results for the fourth quarter and full year of 2025.
2025 Fourth Quarter Highlights
(All comparisons against the fourth quarter of 2024 unless otherwise noted)

•Revenues were $913 million, an increase of 9.7% over the prior year with organic revenues* increasing 5.7% and acquisition-related revenues* increasing 4.0%.
•Operating income was $160 million, an increase of 6.3% over the prior year. Operating margin was 17.5%, a decrease of 60 basis points versus the prior year. Adjusted operating income* was $167 million, an increase of 8.1% over the prior year. Adjusted operating margin* was 18.3%, a decrease of 30 basis points compared to the prior year.
•Adjusted EBITDA* was $194 million, an increase of 7.0% over the prior year. Adjusted EBITDA margin* was 21.2%, a decrease of 60 basis points compared to the prior year.
•Net income was $116 million, an increase of 10.2% over the prior year. Adjusted net income* was $121 million, an increase of 11.1% over the prior year.
•GAAP EPS was $0.24 per diluted share, an increase of 9.1% compared to the prior year. Adjusted EPS* was $0.25 per diluted share, an increase of 8.7% over the prior year.
•Operating cash flow was $165 million, a decrease of 12.4% over the prior year. The Company invested $21 million in acquisitions, $6 million in capital expenditures, and paid dividends totaling $88 million.
2025 Full Year Highlights
(All comparisons against the full year 2024 unless otherwise noted)

•Revenues were $3.8 billion, an increase of 11.0% over the prior year with organic revenues* increasing 6.9% and acquisition-related revenues* increasing 4.1%.
•Operating income was $726 million, an increase of 10.5% over the prior year. Operating margin was 19.3%, a decrease of 10 basis points versus the prior year. Adjusted operating income* was $752 million, an increase of 11.4% over the prior year. Adjusted operating margin* was 20.0%, an increase of 10 basis points over the prior year.
•Adjusted EBITDA* was $855 million, an increase of 10.8% over the prior year. Adjusted EBITDA margin* was 22.7%, a decrease of 10 basis points versus the prior year.
•Net income was $527 million, an increase of 12.9% over the prior year. Adjusted net income* was $544 million, an increase of 13.6% over the prior year.
•GAAP EPS was $1.09 per diluted share, an increase of 13.5% over the prior year. Adjusted EPS* was $1.12 per diluted share, an increase of 13.1% over the prior year.
•Operating cash flow was $678 million, an increase of 11.6% over the prior year. The Company invested $310 million in acquisitions, $28 million in capital expenditures, and paid dividends totaling $328 million.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.

2026 Financial Outlook
For 2026, the Company anticipates:
•The underlying health of core pest control markets, as well as Rollins’ ongoing commitment to operational execution, should support another year of organic growth, further complemented by a strategic and disciplined approach to acquisitions.

•A focus on pricing, ongoing modernization efforts, and a culture of continuous improvement should support an improving margin profile.

•Compounding cash flow and strong balance sheet should continue to enable a balanced capital allocation strategy.

Management Commentary

“We delivered solid financial results in 2025 and made important progress on a number of key initiatives. Our underlying markets remain healthy, customer and teammate retention rates are strong, and we are confident that nothing has fundamentally changed with respect to our consumer. We continue to invest meaningfully in our business and are well-positioned as we begin 2026. I’d like to thank our teammates for their hard work and dedication to our customers, as well as each other,” said Jerry Gahlhoff, President and CEO.

“We are pleased with the double-digit revenue, earnings, and cash flow growth we delivered for the year, despite the negative impact that erratic weather patterns had on our business in the fourth quarter, specifically on one-time business and seasonal work across all three service offerings in certain pockets of the country. Our recurring base of business and ancillary service line, which represents over 80 percent of total revenue, grew over 7 percent organically for both the quarter and the year. This growth was partially offset by declines in one-time business during the fourth quarter versus last year, which we view as transitory. We believe that the stability of growth in our recurring and ancillary businesses, coupled with ongoing modernization efforts, position us to deliver on our financial outlook for 2026 and beyond. We continue to execute a balanced capital allocation program enabled by compounding cash flow and a strong balance sheet,” said Kenneth Krause, Executive Vice President and CFO.
Three and Twelve Months Ended Financial Highlights

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
(unaudited, in thousands, except per share data and margins)	2025	2024	$	%	2025	2024	$	%
GAAP Metrics
Revenues	$912,913	$832,169	$80,744	9.7%	$3,761,050	$3,388,708	$372,342	11.0%
Gross profit (1)	$465,352	$426,707	$38,645	9.1%	$1,984,044	$1,785,511	$198,533	11.1%
Gross profit margin (1)	51.0%	51.3%		-30 bps	52.8%	52.7%		10 bps
Operating income	$160,066	$150,627	$9,439	6.3%	$726,068	$657,224	$68,844	10.5%
Operating margin	17.5%	18.1%		-60 bps	19.3%	19.4%		-10 bps
Net income	$116,441	$105,675	$10,766	10.2%	$526,705	$466,379	$60,326	12.9%
EPS	$0.24	$0.22	$0.02	9.1%	$1.09	$0.96	$0.13	13.5%
Net cash provided by operating activities	$164,744	$188,158	$(23,414)	(12.4)%	$678,107	$607,653	$70,454	11.6%

Non-GAAP Metrics
Adjusted operating income (2)	$167,374	$154,839	$12,535	8.1%	$752,200	$675,126	$77,074	11.4%
Adjusted operating margin (2)	18.3%	18.6%		-30 bps	20.0%	19.9%		10 bps
Adjusted net income (2)	$121,136	$108,995	$12,141	11.1%	$544,412	$479,190	$65,222	13.6%
Adjusted EPS (2)	$0.25	$0.23	$0.02	8.7%	$1.12	$0.99	$0.13	13.1%
Adjusted EBITDA (2)	$193,801	$181,162	$12,639	7.0%	$855,144	$771,493	$83,651	10.8%
Adjusted EBITDA margin (2)	21.2%	21.8%		-60 bps	22.7%	22.8%		-10 bps
Free cash flow (2)	$159,018	$183,975	$(24,957)	(13.6)%	$650,021	$580,081	$69,940	12.1%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.

The following table presents financial information, including our significant expense categories, for the three and twelve months ended December 31, 2025 and 2024:

	Three Months Ended December 31,				Twelve Months Ended December 31,
(unaudited, in thousands)	2025		2024		2025		2024
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenue	$912,913	100.0%	$832,169	100.0%	$3,761,050	100.0%	$3,388,708	100.0%

Less:
Cost of services provided (exclusive of depreciation and amortization below):
Employee expenses	293,718	32.2%	264,063	31.7%	1,166,044	31.0%	1,048,992	31.0%
Materials and supplies	54,538	6.0%	53,794	6.5%	225,462	6.0%	212,296	6.3%
Insurance and claims	18,511	2.0%	18,998	2.3%	66,897	1.8%	68,326	2.0%
Fleet expenses	39,773	4.4%	32,898	4.0%	157,461	4.2%	131,898	3.9%
Other cost of services provided (1)	41,021	4.5%	35,709	4.3%	161,142	4.3%	141,685	4.2%
Total cost of services provided (exclusive of depreciation and amortization below)	447,561	49.0%	405,462	48.7%	1,777,006	47.2%	1,603,197	47.3%

Sales, general and administrative:
Selling and marketing expenses	107,549	11.8%	95,157	11.4%	484,859	12.9%	427,916	12.6%
Administrative employee expenses	86,260	9.4%	79,099	9.5%	345,643	9.2%	313,814	9.3%
Insurance and claims	10,944	1.2%	11,775	1.4%	40,816	1.1%	41,434	1.2%
Fleet expenses	10,259	1.1%	8,322	1.0%	39,608	1.1%	33,580	1.0%
Other sales, general and administrative (2)	58,707	6.4%	51,192	6.2%	222,306	5.9%	198,323	5.9%
Total sales, general and administrative	273,719	30.0%	245,545	29.5%	1,133,232	30.1%	1,015,067	30.0%

Depreciation and amortization	31,567	3.5%	30,535	3.7%	124,744	3.3%	113,220	3.3%
Interest expense, net	7,440	0.8%	5,027	0.6%	28,558	0.8%	27,677	0.8%
Other expense (income), net	(2,082)	(0.2)%	250	—%	(3,416)	(0.1)%	(683)	—%
Income tax expense	38,267	4.2%	39,675	4.8%	174,221	4.6%	163,851	4.8%
Net income	$116,441	12.8%	$105,675	12.7%	$526,705	14.0%	$466,379	13.8%
1) Other cost of services provided includes facilities costs, professional services, maintenance & repairs, software license costs, and other expenses directly related to providing services.
2) Other sales, general and administrative includes facilities costs, professional services, maintenance & repairs, software license costs, bad debt expense, and other administrative expenses.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with approximately 22,000 employees from more than 850 locations. Rollins is parent to Aardwolf Pestkare, Clark Pest Control, Crane Pest Control, Critter Control, Fox Pest Control, HomeTeam Pest Defense, Industrial Fumigant Company, McCall Service, MissQuito, Northwest Exterminating, OPC Pest Services, Orkin, Orkin Australia, Orkin Canada, PermaTreat, Safeguard, Saela Pest Control, Trutech, Waltham Services, Western Pest Services, and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: expectations with respect to our financial and business performance; the underlying health of core pest control markets; Rollins’ ongoing commitment to operational execution; a strategic and disciplined approach to acquisitions; a focus on pricing; ongoing modernization efforts; a culture of continuous improvement supporting an improving margin profile; compounding cash flow and strong balance sheet continuing to enable a balanced capital allocation strategy; strong customer and teammate retention rates; investing meaningfully in our business; the stability of growth in our recurring and ancillary businesses; and remaining well-positioned for continued growth.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, February 12, 2026, at 8:30 a.m. Eastern Time to discuss the fourth quarter and full year 2025 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13758137. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$100,004	$89,630
Trade receivables, net	202,518	196,081
Financed receivables, short-term, net	44,723	40,301
Materials and supplies	42,982	39,531
Other current assets	82,455	77,080
Total current assets	472,682	442,623
Equipment and property, net	126,187	124,839
Goodwill	1,374,664	1,161,085
Intangibles, net	582,384	541,589
Operating lease right-of-use assets	424,528	414,474
Financed receivables, long-term, net	110,057	89,932
Other assets	50,021	45,153
Total assets	$3,140,523	$2,819,695
LIABILITIES
Short-term debt	$123,683	$—
Accounts payable	44,361	49,625
Accrued insurance – current	44,123	54,840
Accrued compensation and related liabilities	128,259	122,869
Unearned revenues	187,670	180,851
Operating lease liabilities – current	137,410	121,319
Other current liabilities	120,019	115,658
Total current liabilities	785,525	645,162
Accrued insurance, less current portion	79,157	61,946
Operating lease liabilities, less current portion	290,765	295,899
Long-term debt	486,147	395,310
Other long-term accrued liabilities	124,608	90,785
Total liabilities	1,766,202	1,489,102
STOCKHOLDERS’ EQUITY
Common stock	481,194	484,372
Retained earnings and other equity	893,127	846,221
Total stockholders’ equity	1,374,321	1,330,593
Total liabilities and stockholders’ equity	$3,140,523	$2,819,695

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
REVENUES
Customer services	$912,913	$832,169	$3,761,050	$3,388,708
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	447,561	405,462	1,777,006	1,603,197
Sales, general and administrative	273,719	245,545	1,133,232	1,015,067
Depreciation and amortization	31,567	30,535	124,744	113,220
Total operating expenses	752,847	681,542	3,034,982	2,731,484
OPERATING INCOME	160,066	150,627	726,068	657,224
Interest expense, net	7,440	5,027	28,558	27,677
Other (income) expense, net	(2,082)	250	(3,416)	(683)
CONSOLIDATED INCOME BEFORE INCOME TAXES	154,708	145,350	700,926	630,230
PROVISION FOR INCOME TAXES	38,267	39,675	174,221	163,851
NET INCOME	$116,441	$105,675	$526,705	$466,379
NET INCOME PER SHARE - BASIC AND DILUTED	$0.24	$0.22	$1.09	$0.96
Weighted average shares outstanding - basic	482,738	484,304	484,105	484,249
Weighted average shares outstanding - diluted	482,781	484,351	484,147	484,295
DIVIDENDS PAID PER SHARE	$0.1825	$0.1650	$0.6775	$0.6150

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income	$116,441	$105,675	$526,705	$466,379
Depreciation and amortization	31,567	30,535	124,744	113,220
Change in working capital and other operating activities	16,736	51,948	26,658	28,054
Net cash provided by operating activities	164,744	188,158	678,107	607,653
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(21,210)	(51,942)	(309,518)	(157,471)
Capital expenditures	(5,726)	(4,183)	(28,086)	(27,572)
Other investing activities, net	3,052	3,453	10,905	8,811
Net cash used in investing activities	(23,884)	(52,672)	(326,699)	(176,232)
FINANCING ACTIVITIES
Net debt borrowings (repayments)	114,430	(50,000)	209,645	(96,000)
Payment of dividends	(88,451)	(80,025)	(327,901)	(297,989)
Cash paid for common stock purchased	(198,282)	(72)	(216,855)	(11,606)
Other financing activities, net	3,869	(5,105)	(8,468)	(35,113)
Net cash used in financing activities	(168,434)	(135,202)	(343,579)	(440,708)
Effect of exchange rate changes on cash and cash equivalents	221	(5,936)	2,545	(4,908)
Net (decrease) increase in cash and cash equivalents	$(27,353)	$(5,652)	$10,374	$(14,195)

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

The Company has used the following non-GAAP financial measures in this earnings release:

Organic revenues

Organic revenues are calculated as revenues less the revenues from acquisitions completed within the prior 12 months and excluding the revenues from divested businesses. Acquisition revenues are based on the trailing 12-month revenue of our acquired entities. Management uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures.

Adjusted operating income and adjusted operating margin

Adjusted operating income and adjusted operating margin are calculated by adding back to operating income those expenses associated with the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. Adjusted operating margin is calculated as adjusted operating income divided by revenues. Management uses adjusted operating income and adjusted operating margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

Adjusted net income and adjusted EPS

Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measures amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control, excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses, and by further subtracting the tax impact of those expenses, gains, or losses. Management uses adjusted net income and adjusted EPS as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin and adjusted incremental EBITDA margin

EBITDA is calculated by adding back to net income depreciation and amortization, interest expense, net, and provision for income taxes. EBITDA margin is calculated as EBITDA divided by revenues. Adjusted EBITDA and adjusted EBITDA margin are calculated by further adding back those expenses associated with the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Management uses incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management uses adjusted incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods.

Free cash flow, free cash flow conversion, adjusted free cash flow, and adjusted free cash flow conversion

Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Free cash flow conversion is calculated as free cash flow divided by net income. Adjusted free cash flow is calculated by adding back to cash provided by operating activities the impact of certain delayed income tax payments. Adjusted free cash flow conversion is calculated as adjusted free cash flow divided by net income.

Management uses free cash flow conversion and adjusted free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that free cash flow and adjusted free cash flow are important financial measures for use in evaluating the Company’s liquidity. Free cash flow and adjusted free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow and adjusted free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow and adjusted free cash flow as measures that provide supplemental information to our consolidated statements of cash flows.

Adjusted sales, general and administrative (“SG&A”)

Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. Management uses adjusted SG&A to compare SG&A expenses consistently over various periods.

Leverage ratio

Leverage ratio, a financial valuation measure, is calculated by dividing adjusted net debt by adjusted EBITDAR. Adjusted net debt is calculated by adding short-term debt and operating lease liabilities to total long-term debt less a cash adjustment of 90% of total consolidated cash. Adjusted EBITDAR is calculated by adding back to net income depreciation and amortization, interest expense, net, provision for income taxes, operating lease cost, and stock-based compensation expense. Management uses leverage ratio as an assessment of overall liquidity, financial flexibility, and leverage.

Set forth below is a reconciliation of the non-GAAP financial measures contained in this release with their most directly comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2025	2024	$	%	2025	2024	$	%
Reconciliation of Revenues to Organic Revenues
Revenues	$912,913	$832,169	80,744	9.7	$3,761,050	$3,388,708	372,342	11.0
Revenues from acquisitions	(33,449)	—	(33,449)	4.0	(138,587)	—	(138,587)	4.1
Organic revenues	$879,464	$832,169	47,295	5.7	$3,622,463	$3,388,708	233,755	6.9

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$404,995	$369,062	35,933	9.7	$1,693,244	$1,535,104	158,140	10.3
Residential revenues from acquisitions	(19,584)	—	(19,584)	5.3	(80,778)	—	(80,778)	5.3
Residential organic revenues	$385,411	$369,062	16,349	4.4	$1,612,466	$1,535,104	77,362	5.0

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$304,930	$280,446	24,484	8.7	$1,244,733	$1,125,964	118,769	10.5
Commercial revenues from acquisitions	(6,442)	—	(6,442)	2.3	(32,686)	—	(32,686)	2.9
Commercial organic revenues	$298,488	$280,446	18,042	6.4	$1,212,047	$1,125,964	86,083	7.6

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues
Termite and ancillary revenues	$192,887	$172,428	20,459	11.9	$781,542	$688,186	93,356	13.6
Termite and ancillary revenues from acquisitions	(7,423)	—	(7,423)	4.3	(25,123)	—	(25,123)	3.7
Termite and ancillary organic revenues	$185,464	$172,428	13,036	7.6	$756,419	$688,186	68,233	9.9

Reconciliation of Franchise and Other Revenues to Organic Franchise and Other Revenues
Franchise and other revenues	$10,101	$10,233	(132)	(1.3)	$41,531	$39,454	2,077	5.3
Franchise and other revenues from acquisitions	—	—	—	—	—	—	—	—
Franchise and other organic revenues	$10,101	$10,233	(132)	(1.3)	$41,531	$39,454	2,077	5.3

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2025	2024	$	%	2025	2024	$	%
Reconciliation of Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin
Operating income	$160,066	$150,627			$726,068	$657,224
Acquisition-related expenses (1)	7,308	4,212			26,132	17,902
Adjusted operating income	$167,374	$154,839	12,535	8.1	$752,200	$675,126	77,074	11.4
Revenues	$912,913	$832,169			$3,761,050	$3,388,708
Operating margin	17.5%	18.1%			19.3%	19.4%
Adjusted operating margin	18.3%	18.6%			20.0%	19.9%

Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS
Net income	$116,441	$105,675			$526,705	$466,379
Acquisition-related expenses (1)	7,308	4,212			26,132	17,902
(Gain) loss on sale of assets, net (2)	(998)	250			(2,332)	(683)
Tax impact of adjustments (3)	(1,615)	(1,142)			(6,093)	(4,408)
Adjusted net income	$121,136	$108,995	12,141	11.1	$544,412	$479,190	65,222	13.6
EPS - basic and diluted	$0.24	$0.22			$1.09	$0.96
Acquisition-related expenses (1)	0.02	0.01			0.05	0.04
(Gain) loss on sale of assets, net (2)	—	—			—	—
Tax impact of adjustments (3)	—	—			(0.01)	(0.01)
Adjusted EPS - basic and diluted (4)	$0.25	$0.23	0.02	8.7	$1.12	$0.99	0.13	13.1
Weighted average shares outstanding - basic	482,738	484,304			484,105	484,249
Weighted average shares outstanding - diluted	482,781	484,351			484,147	484,295

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin
Net income	$116,441	$105,675			$526,705	$466,379
Depreciation and amortization	31,567	30,535			124,744	113,220
Interest expense, net	7,440	5,027			28,558	27,677
Provision for income taxes	38,267	39,675			174,221	163,851
EBITDA	$193,715	$180,912	12,803	7.1	$854,228	$771,127	83,101	10.8
Acquisition-related expenses (1)	1,084	—			3,248	1,049
(Gain) loss on sale of assets, net (2)	(998)	250			(2,332)	(683)
Adjusted EBITDA	$193,801	$181,162	12,639	7.0	$855,144	$771,493	83,651	10.8
Revenues	$912,913	$832,169	80,744		$3,761,050	$3,388,708	372,342
EBITDA margin	21.2%	21.7%			22.7%	22.8%
Incremental EBITDA margin			15.9%				22.3%
Adjusted EBITDA margin	21.2%	21.8%			22.7%	22.8%
Adjusted incremental EBITDA margin			15.7%				22.5%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow, Free Cash Flow Conversion, Adjusted Free Cash Flow, and Adjusted Free Cash Flow Conversion
Net cash provided by operating activities	$164,744	$188,158			$678,107	$607,653
Capital expenditures	(5,726)	(4,183)			(28,086)	(27,572)
Free cash flow	$159,018	$183,975	(24,957)	(13.6)	$650,021	$580,081	69,940	12.1
Delayed income tax payments (5)	—	(21,710)			21,710	(21,710)
Adjusted free cash flow	$159,018	$162,265	(3,247)	(2.0)	$671,731	$558,371	113,360	20.3
Free cash flow conversion	136.6%	174.1%			123.4%	124.4%
Adjusted free cash flow conversion	136.6%	153.6%			127.5%	119.7%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of SG&A to Adjusted SG&A
SG&A	$273,719	$245,545	$1,133,232	$1,015,067
Acquisition-related expenses (1)	1,084	—	3,248	1,049
Adjusted SG&A	$272,635	$245,545	$1,129,984	$1,014,018

Revenues	$912,913	$832,169	$3,761,050	$3,388,708
Adjusted SG&A as a % of revenues	29.9%	29.5%	30.0%	29.9%

	Twelve Months Ended December 31,
	2025	2024
Reconciliation of Long-term Debt and Net Income to Leverage Ratio

Short-term debt (6)	$123,683	$—
Long-term debt (7)	500,000	397,000
Operating lease liabilities (8)	428,175	417,218
Cash adjustment (9)	(90,004)	(80,667)
Adjusted net debt	$961,854	$733,551

Net income	$526,705	$466,379
Depreciation and amortization	124,744	113,220
Interest expense, net	28,558	27,677
Provision for income taxes	174,221	163,851
Operating lease cost (10)	159,924	133,420
Stock-based compensation expense	39,707	29,984
Adjusted EBITDAR	$1,053,859	$934,531

Leverage ratio	0.9x	0.8x

(1) Consists of expenses associated with the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control and Saela Pest Control. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Consists of the gain or loss on the sale of non-operational assets.
(3) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4) In some cases, the sum of the individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
(5) The U.S. Internal Revenue Service provided disaster relief to all State of Georgia taxpayers due to the impact of Hurricane Helene. Therefore, we did not make an estimated payment for U.S. federal income tax purposes in the fourth quarter of 2024. That tax payment was made during the second quarter of 2025.
(6) As of December 31, 2025, the Company had outstanding borrowings of $114.4 million under our commercial paper program and $9.3 million in bank overdrafts. The Company's short-term borrowings are presented under the short-term debt caption of our consolidated statements of financial position, net of unamortized discounts.
(7) As of December 31, 2025, the Company had outstanding borrowings of $500.0 million from the issuance of our 2035 Senior Notes and no outstanding borrowings under the Revolving Credit Facility. These borrowings are presented under the long-term debt caption of our consolidated statements of financial position, net of a $7.1 million unamortized discount and $6.7 million in unamortized debt issuance costs as of December 31, 2025. As of December 31, 2024, the Company had outstanding borrowings of $397.0 million, under the Revolving Credit Facility. Borrowings under the Revolving Credit Facility are presented under the long-term debt caption of our consolidated statements of financial position, net of $1.7 million in unamortized debt issuance costs as of December 31, 2024.
(8) Operating lease liabilities are presented under the operating lease liabilities - current and operating lease liabilities, less current portion captions of our consolidated statements of financial position.
(9) Represents 90% of cash and cash equivalents per our consolidated statements of financial position as of both periods presented.
(10) Operating lease cost excludes short-term lease cost associated with leases that have a duration of 12 months or less.